               FIDUCIARY ASSIGNMENT OF INTANGIBLE ASSETS AGREEMENT

     FIDUCIARY ASSIGNMENT OF INTANGIBLE ASSETS AGREEMENT (the "Agreement"),
dated as of November 27, 1996 by and between Statia Terminals International
N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("STI"), Statia Terminals Corporation NV., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("STC"),
Statia Terminals N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("Terminals"), Saba Trustcompany N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("Saba"),
Bicen Development Corporation N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("Bicen"), Statia Laboratory Services N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("Labs"), Seven Seas Steamship Company (St.
Eustatius) N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("Seven
Seas"), Statia Tugs N.V., a company incorporated under the laws of the Netherlands Antilles, having its corporate seat at __________________________ ("Tugs") (STI, STC, Terminals, Saba, Bicen, Labs, Seven Seas and Tugs each individually an "Assignor" and collectively the "Assignors") and Marine Midland Bank, a New York banking corporation and trust company, having its registered office at 140 Broadway, 16th Floor, New York, NY 10005-1180, as trustee (in such capacity and together with any successors and assigns in such capacity, the "Assignee") pursuant to the Indenture (as
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                                                                               2

hereinafter defined) and the Additional Lender Intercreditor Agreement (as defined in the Indenture), if any.

                                   WITNESSETH:

     WHEREAS, STI, Statia Terminals Canada Incorporated (together with STI hereafter collectively referred to as the "Issuers"), the other Assignors and certain other parties are contemporaneously with the execution and delivery of this Agreement entering into a certain indenture dated as of November 27, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Issuers are issuing 1l-3/4% first mortgage notes due 2003 (the "First Mortgage Notes"), in the aggregate principal amount of US$135,000,000;

     WHEREAS, it is contemplated that the Issuers may, after the date hereof,
(i) issue exchange notes pursuant to the Indenture (the "Exchange Notes"; together with the First Mortgage Notes, the "Notes") and (ii) incur certain additional indebtedness ("Additional Secured Indebtedness") in accordance with the provisions of Section 4.04 and Section 4.14 of the Indenture which shall be equally and ratably secured by the Pledged Collateral (as hereinafter defined);


     WHEREAS, pursuant to the Indenture and the guarantee set forth in Article Ten thereof (the "Guarantee"), each Assignor (other than STI) is jointly and severally guaranteeing the payment and performance of all of the obligations of the Issuers arising under or in connection with the Notes and the Indenture
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                                                                               3

and each Assignor's obligations under such Guarantee are intended to be secured hereunder;

     WHEREAS, each Assignor is entering into this Agreement with Assignee acting for the benefit of itself, the holders of the Notes and the holders of
Additional Secured Indebtedness (collectively the "Secured Parties") for the purpose, among other things, of securing and providing for the payment of all amounts of principal, premium, if any, interest, costs, charges, fees, expenses, commissions, reimbursements, indemnities and all other amounts from time to time due and payable by each Assignor to the Secured Parties (whether at stated maturity, by acceleration or otherwise, including, without limitation, the payments of interest and other amounts which would accrue and become due but for the filing of any stay under any Bankruptcy Law (as defined in the Indenture)) under the Indenture, the Notes, the Guarantee, this Agreement, and any other instrument governing the obligations of each Assignor with respect to the Additional Secured Indebtedness (the "Additional Indebtedness Instrument"; together with the Indenture, the Notes, the Guarantee and this Agreement, the "Secured Instruments"), as well as the performance and payment of all other obligations and liabilities, now existing or hereafter arising whatsoever which are now or at any time hereafter may be or become due, owing or payable under any of the Secured Instruments, in any form or currency, to the Secured Parties by each Assignor, actually or contingently, solely or jointly and/or severally with another or others, as principal or surety, or by virtue of any current or other account in connection with any advance, loan, credit, instrument, guarantee or indemnity made or issued to, for or at the request of each Assignor pursuant to any Secured Instrument and costs, for the purpose hereof including, but not limited to, costs of
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                                                                               4

collection of any amount due to the Secured Parties (collectively, the "Secured Obligations");

     WHEREAS, the Indenture is governed by the laws of the State of New York;

     WHEREAS, each Assignor has informed the Assignee that the execution and delivery of this Agreement and the performance of the obligations under this Agreement is in its corporate interest and does not prejudice the rights of its creditors.

     NOW, THEREFORE, in consideration of the foregoing premises each Assignor agrees with the Assignee as follows:

Section 1. Definitions


Capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture. The following terms shall have the following meaning:

     "Copyrights" shall mean, collectively, copyrights, whether statutory or common law, and all applications, registrations and recordings relating to such copyrights in the Netherlands Antilles, or in any political subdivision thereof or in any other country, including, without limitation, the copyrights and applications, registrations and recordings described in Schedule 3 hereto, together with any and all (i) rights and privileges arising under applicable law with respect to each Assignor's use of any copyrights, (ii) reissues, extensions, continuations and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past or future infringements
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                                                                               5

thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

     "Goodwill" shall mean all goodwill connected with the use of, and symbolized by, any of the Intellectual Property.

     "Intellectual Property" shall mean, collectively, all Copyrights, Patents, Trademarks and Licenses.

     "Inventory" shall have the meaning ascribed to such term in the appropriate Access Intercreditor Agreement.

     "License" shall mean; collectively, all license and distribution agreements with any other party with respect to a Patent, Trademark or Copyright, whether each Assignor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedule 3 hereto, along with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due and/or payable to each Assignor with respect thereto, including, without limitation, damages and payments for past or future infringements or violations thereof and (iii) rights to sue for past, present and future infringements or violations thereof.

     "Patents" shall mean, collectively, all patents and all applications, registrations and recordings relating thereto as may at any time be filed in the Netherlands Antilles, or in any political subdivision thereof or in any other country, including, without limitation, those patents, applications, registrations and recordings described in Schedule 3 hereto, together with any
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                                                                               6

and all (i) rights and privileges arising under applicable law with respect to each Assignor's use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present and future infringements thereof.

     "Trademarks" shall mean, collectively, all trademarks (including service marks), trademark registrations, trade styles and trade names and applications therefor as may at any time be filed in the Netherlands Antilles, or in any political subdivision thereof or in any other country, including, without limitation, the trademark registrations and applications therefor listed in
Schedule 3 hereto, together with any and all (i) rights and privileges arising under applicable law with respect to each Assignor's use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (iv) all rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

Section 2. Obligations Owed to Assignee as Trustee

2.1 In order to ensure that a valid fiduciary assignment is created pursuant to this Agreement, each Assignor hereby agrees and covenants with Assignee that it shall (i) pay to Assignee (as and when due by each Assignor in accordance
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                                                                               7

     with the provisions of the applicable Secured Instruments) all amounts of money due and payable to the holders of the Notes and to the holders of the Additional Secured Indebtedness under their respective Secured Instruments, in order to permit Assignee to make the payments under the applicable Secured Instrument, as and when due to the holders of the Notes and to the holders of Additional Secured Indebtedness, and (ii) perform all of its other obligations to the holders of the Notes and the holders of the Additional Secured Indebtedness in accordance with their respective Secured Instruments. The agreements, covenants and obligations of each Assignor set forth in the immediately preceding sentence shall hereinafter be referred to as the "Debtholder Obligations". It is the intention of the parties that the Debtholder Obligations shall be identical and equal to, but alternative to, the obligations of each Assignor to the holders of the Notes and to the holders of Additional Secured Indebtedness under their respective Secured Instruments.

2.2 Each Assignor and the Assignee agree and acknowledge that the Debtholder Obligations are obligations and liabilities of each Assignor to the Assignee, as trustee and paying agent, separate and independent from and without prejudice to the liabilities which each Assignor has or may have to the holders of the Notes and to the holders of the Additional Secured Indebtedness, provided that the total amount due and payable under the Debtholder Obligations shall be decreased to the extent that each Assignor shall have paid any amounts to the Assignee, which are due, payable and owing to any holder of the Notes and any holder of Additional Secured

     Indebtedness in accordance with their respective Secured Instruments.

2.3 In connection with the performance of the provisions of this Agreement, the Assignee (in its capacity as Trustee) shall have the duties and shall be entitled to the benefits, set forth in the Indenture and/or the Additional Lender Intercreditor Agreement, if any, all to the extent permitted by applicable law.

2.4 The relationship of the holders of the Notes, the holders of Additional Secured Indebtedness and the Assignee are or will be, as the case may be, governed by the Indenture and the applicable Intercreditor Agreements, which are or will be, as the case may be, governed by and construed in accordance with the laws of the State of New York.

Section 3. Assignment

3.1 As security for the payment and performance of the Secured. Obligations, each Assignor hereby assigns and, in the case of Pledged Collateral hereafter arising or acquired, agrees to assign by way of fiduciary assignment (fiduciaire cessie) to the Assignee for the benefit of the Secured Parties, who accepts such assignment from each Assignor (and, to the extent the laws of the State of New York are applicable to the creation, validity or perfection of the security interest in the items or types of Pledged Collateral described in clause (v) of this Section 3.1, Assignor hereby assigns, transfers and grants to Assignee (for its benefit and the benefit of the Secured Parties) a continuing security interest in and pledge of) all of the right, title and interest of each Assignor in, to and under the following property, whether now existing or hereafter arising or acquired ("schuidvorderingen op naam en andere onlichamelijke zaken") (collectively, the "Pledged Collateral"):

     (i) all general intangibles and contract rights of every kind and nature relating to any item or type of Collateral (other than Inventory and Accounts (as hereinafter defined) in respect of which Assignee has been granted a security right under the Security Documents executed and delivered substantially in the form of Exhibits G, I-1 and K-1 to the Indenture (such Collateral, the "Other Collateral") whether or not contained in a tangible asset (including, without limitation, any and all documents relating to any item or type of Other Collateral including, without limitation, any and all lists, books, records, ledgers, printouts, computer programs, computer disks or tape files, computer runs and other computer prepared information, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any item or type of Other Collateral), all of the above including, without limitation, any and all rights in, to and under all throughput, storage, blending and/or supply contracts, any and all goodwill, descriptions, name plates, claims, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill of the business of each Assignor and rights to refund or indemnification to the extent the foregoing relate to any item or type of Other Collateral, deposits and deposit accounts, letters of credit, documents, instruments, chattel paper, bankers' acceptances and guarantees, and income tax refunds to the extent relating to any item or type of Other Collateral, claims for tax or other refunds against any (federal) government or province, or any agency or authority or other subdivision thereof relating to any item or type of Other Collateral, corporate or other business records relating to any item or type of Other Collateral and all reserves, deferred payments and claims of every kind or character relating thereto, any and all permits, licenses, franchises, certificates, consents, approvals and authorizations (however characterized) issued or in any way furnished, whether necessary or not for the operation and use of the Mortgaged Property (as defined in the Mortgage encumbering the Real Property located in the Netherlands Antilles) including, without limitation, building permits, articles of occupancy, environmental certificates, industrial permits or licenses and certificates of operation (collectively, the "Contract Rights");

     (ii) any and all of each Assignor's now existing or hereafter arising rights, title and interest in, to and under that certain amended and restated stock purchase and sale agreement (the "Stock Purchase Agreement") dated as of November 4, 1996, between Statia Terminals Group N.V., STC, Statia Terminals Delaware, Inc., Statia Delaware Holdco II, Inc. Statia Terminals Canada Incorporated, Praxair, CBI Investments, Inc. and Statia Terminals, Inc. and all documents, agreements and other instruments executed and/or delivered in connection therewith or relating thereto (such documents, agreements and other instruments, together with the Stock Purchase Agreement, the "Acquisition Documents") including, without limitation (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies and claims for damages or other relief pursuant to or in respect of the Acquisition Documents and
           (ii) all rights and remedies relating to monetary damages, including indemnification rights and remedies and claims for monetary damages in respect of the agreements, documents and instruments referred to in the Acquisition Documents or related thereto;

     (iii) any and all Intellectual Property and Goodwill;


     (iv) all accounts (including, without limitation, all rights of each Assignor to payment for inventory sold or leased or for services rendered, which are not evidenced by instruments or chattel paper and whether or not earned by performance) chattel paper, documents, instruments and other forms of payment, in each case, relating to or evidencing the payment of money arising out of the sale, lease or other disposition of inventory or rendition of services in the ordinary course of business; all monies and securities to the extent relating to the foregoing and the proceeds thereof, now or hereafter held or received or held by, or in transit to, Congress Financial Corporation ("Lender") or Assignee or any of their respective affiliates or participants, whether for safekeeping, pledge, custody, transmission, collection or otherwise; deposits (general or special) and balances to the extent relating to the foregoing; all right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in any of the foregoing, including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any of same, including, without limitation, all returned, reclaimed or repossessed goods, all right, title and interest, and all enforcement and other rights, remedies and security and liens, in, to and in respect of any of the foregoing, including, without limitation, rights of stoppage in transit, replevin, repossession, sequestration and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guarantees, or other contracts of suretyship with respect thereto, or deposits or other security for the obligation of any account debtor, credit and other insurance to the extent relating to the foregoing; to proceeds of all the foregoing; and all ledgers, books of accounts, records, tapes, cards, computer programs, computer disks or tapes, computer printouts, computer runs and other computer-prepared information to the extent relating to the foregoing (collectively, "Accounts"), and all contracts, contract rights, licenses and general intangibles to the extent relating to the Accounts and the Inventory, including, without limitation, contract rights which evidence or support Accounts, causes of actions or claims arising out of Accounts or with respect to inventory, agreements or arrangements with sales agents, distributors or the like and/or consignees, warehouses or other third persons in possession of Inventory, deposit accounts, letters of credit, documents which evidence rights to Inventory, instruments (relating to Accounts and Inventory), guaranty or warranty claims with respect to Accounts or Inventory, and the proceeds of all of the foregoing (collectively, "Lender Intangibles"); provided, however, that the fiduciary assignment of Accounts and Lender Intangibles contemplated under this Section

           3.l(iv) is subject to, conditioned and shall become immediately effective (without any act or delivery by any Person) upon, the payment and satisfaction in full or other termination of the Lender Debt (as defined in the appropriate Access Intercreditor Agreement) and/or any other release by Lender; provided, further that in the event the Assignors shall at any time, subsequent to the termination and satisfaction of the Lender Debt, incur Indebtedness of the type permitted by, and in accordance with the provisions of clause (i) of
           Section 4.04 of the Indenture (the "Permitted Revolving Indebtedness"), the parties hereto intend that a valid fiduciary assignment shall be granted to the holder of the Permitted Revolving Indebtedness and that upon the incurrence of such Indebtedness and the execution and delivery by the applicable Assignors and the holder of such Permitted Revolving Indebtedness of the documentation evidencing same, the fiduciary assignment of Accounts and Lender Intangibles granted to Assignee hereunder shall be deemed to have been automatically terminated in order that the applicable Assignors may grant a valid fiduciary assignment of Accounts and Lender Intangibles to the holder of such Permitted Revolving Indebtedness; provided, further that upon the payment and satisfaction in full or other termination of the Permitted Revolving Indebtedness and/or any other release by the holder of such Indebtedness, the fiduciary assignment of Accounts and Lender Intangibles granted hereunder to Assignee shall, once again, become immediately effective (it being understood, however, that the Assignors shall execute and deliver any and all documents necessary to effect the foregoing provisions of this Section 3.1(iv));

     (v) the Collateral Account established and maintained pursuant to the Indenture and all funds from time to time on deposit therein, all investments of such funds (including, without limitation, Financial Instruments) and all certificates and instruments from time to time representing or evidencing such investments, all notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by Trustee for or on behalf of Assignor in substitution for, or in addition to, any or all of the Pledged Collateral or Other Collateral, and all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the time constituting Pledged Collateral or Other Collateral;

     (vi) all proceeds of any and all of the foregoing (other than Accounts and Lender Intangibles).

3.2 The Pledged Collateral existing in writing or otherwise at the time of execution of this Agreement is described or listed in Schedule 1 attached hereto so as to ensure that the assigned Pledged Collateral will be sufficiently identifiable. It is the intention of the parties hereto that Schedule 1 sets forth all material items of Pledged Collateral herein and shall in no way whatsoever be construed to be a complete list or to limit or otherwise prejudice the rights of Assignee pursuant to this Agreement and any Pledged Collateral omitted therefrom shall not be construed as an exclusion of such Pledged Collateral from the fiduciary assignment arising from this Agreement.

3.3 It is the intention of the parties hereto that this Agreement grant to the Assignee a fiduciary assignment of all of each Assignor's right, title and interest in each and every item or type of Pledged Collateral currently owned or held by each Assignor and acquired or obtained after the date hereof thereby. The fiduciary assignment of rights, title and interest in the Pledged Collateral acquired or obtained hereafter shall be perfected upon the coming into existence of the legal relationship on which such Pledged Collateral is based ("ontstaan van de rechtsverhouding waarin de vordering haar onmiddellijke grondslag vindt"). Each Assignor shall (i) immediately after obtaining or acquiring any item or type of Pledged Collateral having a fair market value in excess of US$50,000 and (ii) no later than the fifth Business Day following the end of each calendar month deliver to Assignee an amendment to this Agreement, duly executed by each Assignor, substantially in the form of Schedule 2 attached hereto (each an "Amendment") (x) identifying each item or type of Pledged Collateral acquired or obtained after the date hereof or after the date of the immediately preceding Amendment, as the case may be, and (y) confirming the fiduciary assignment granted hereunder in respect of such after-acquired Pledged Collateral. Each Assignor hereby authorizes Assignee to attach each Amendment to this Agreement and agrees that all Pledged Collateral listed on each Amendment delivered to Assignee shall for all purposes hereunder be considered Pledged Collateral from and after the date of such Amendment. A copy of any such Pledged Collateral acquired or obtained hereafter shall be delivered to Assignee together with each revised Schedule 2 delivered as contemplated by this Section 3.3.

3.4 Anything to the contrary contained herein notwithstanding, by accepting the fiduciary assignment arising from this Agreement, Assignee shall not be deemed to be obligated to perform any of the covenants, conditions or provisions contained in the Pledged Collateral or to make any payment thereunder and Assignee shall have no liability under any Pledged Collateral, and Each Assignor shall remain solely liable to perform all the obligations and make all payments under the Pledged Collateral.

3.5  Further Assurances

     Each Assignor agrees that at any time and from time to time (including, without limitation, in connection with any amendment, restatement, supplement or modification of the Indenture) at the sole cost and expenses of such Assignor, such Assignor shall promptly execute and deliver all further instruments and documents, including, without limitation, supplemental or additional fiduciary assignment agreements, and take all further actions that may be necessary or required by any and all existing or future laws or that Assignee may from time to time reasonably request, in order to protect the validity and priority of the fiduciary assignment granted or purported to be granted hereby or to enable Assignee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

3.6  Termination

     If at any time any Assignor has paid and performed all of the Secured Obligations, Assignee will (in accordance with the provisions of the Indenture and at the request and cost of such Assignor) to the extent required to terminate the fiduciary assignment created by this Agreement reassign its right, title and interest in and to the Pledged Collateral to the such Assignor or as such Assignor may direct pursuant to an instrument of assignment or reconveyance in form acceptable to Assignee, which instrument shall not contain any recourse or warranty by Assignee. In addition to the foregoing, the security interest and fiduciary assignment of title granted to Assignee in the Accounts and Lender Intangibles hereunder shall, to the extent, in accordance with, and in the manner contemplated by Section 5 of the applicable Access Intercreditor Agreement, automatically terminate.

Section 4. Covenants

Special Provisions relating to Intellectual Property

4.1 Except in the ordinary course of business consistent with prudent business practice, and as may also otherwise be specified in Section 11.03 of the Indenture, such Assignor shall not abandon any right to file an application relating to any Intellectual Property, without the prior written consent of Assignee.

4.2 Each Assignor shall not license the Intellectual Property or any portion thereof, or amend or permit the amendment of any of the Licenses in either case in a manner that adversely affects the right to receive any material amount of payments thereunder, or, except as otherwise permitted under
     Section 11.03 of the Indenture, in any manner adverse to the interests of Assignee in the Intellectual Property, without the prior written consent of Assignee.

4.3 In addition to the other rights and remedies provided for herein or otherwise available to it, Assignee may, in accordance with the terms of, and at the times specified, if any, in the Indenture, license or sublicense

     (whether general, special or otherwise, and whether on an exclusive or non-exclusive basis) all or any portion of the Intellectual Property throughout the world for a term or terms, on such conditions and in such manner as Assignee shall determine. Upon request by Assignee, such Assignor shall execute and deliver to Assignee any powers of attorney, in form and substance satisfactory to Assignee, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property.

Special Provisions Relating to Acquisition Documents

4.4 Each Assignor shall perform and comply with the terms and conditions of all Acquisition Documents. Each Assignor shall not without the consent of Assignee (i) cancel or terminate any of the Acquisition Documents or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any of the Acquisition Documents (in each case in effect on the date hereof), (iii) waive any default under or breach of any of the Acquisition Documents or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of such Acquisition Documents or, vary or agree to the variation of any of the provisions of such Acquisition Documents or (iv) petition, request or take any other legal or administrative action which seeks, or may be expected, to rescind, terminate or suspend, any of the Acquisition Documents or amend or modify any thereof. Each Assignor shall notify Assignee in the event it receives any notice or communication with respect to the Acquisition Documents including, without limitation, notices of default, and shall forward promptly copies of any such notices or communications to Assignee.

Special Provisions Concerning Accounts

4.5 As of the time when each of its Accounts arises, such Assignor shall be deemed to have represented and warranted that, to the best of such Assignor's knowledge, such Accounts and all records, papers and documents relating thereto (i) represent the legal, valid and binding obligation of the account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both,
     (ii) constitute and evidence true and valid obligations, subject to customary set-offs, rights of return, deductions and discounts, and (iii) are in compliance and conform in all respects with all applicable laws of any relevant foreign jurisdiction.

4.6 Each Assignor shall keep and maintain at its own cost and expense complete records of each Account for at least three (3) years from the date on which such Account comes into existence, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and each Assignor shall make the same available to Assignee for inspection (any inspection to be at such Assignor's cost and expense) at any and all times upon demand.

4.7 Each Assignor shall not rescind or cancel any indebtedness evidence by any Account or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Account or interest therein, except in accordance with sound commercial practices and consistent with each Assignor's historical practices with respect to Accounts.

4.8 Each Assignor shall take all commercially reasonable actions to cause to be collected from the account debtor of each of the Accounts, as and when due (including, without limitation, Accounts that are delinquent, such Accounts to be collected in accordance with generally accepted and lawful commercial collection procedures), any and all amounts owing under or on account of such Account, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The cost and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by such Assignor or Assignee (to the extent permitted to be incurred by Assignee in accordance with the terms of the applicable Access Intercreditor Agreement for so long as the applicable Access Intercreditor Agreement is in effect) shall be paid by such Assignor.

Provisions Relating to Collateral Account

4.9 All Trust Moneys received by the Assignee shall be deposited, held, applied and/or disbursed by the Assignee in accordance with the provisions of Article Twelve of the Indenture.

Section 5. Representations and Warranties

     Each Assignor represents, warrants and covenants to the Assignee that:

     (a)  Enforceability; No Filings

          This Agreement has been duly authorized, executed and delivered by each Assignor and constitutes the valid and legally binding obligation of each Assignor enforceable against it in accordance with its terms. This Agreement creates a valid fiduciary assignment of the Pledged Collateral. No filings, registrations or recordings are necessary or appropriate to create, preserve and protect the fiduciary assignment of the Pledged Collateral by each Assignor to Assignee pursuant to this Agreement.

     (b)  Authority; No Conflict

          Each Assignor has the requisite corporate power, authority and legal right to enter into this Agreement and grant the fiduciary assignment contemplated herein and there is no law, regulation or provision having the force of law on each Assignor, judicial order, security right, contract, agreement or other instrument binding on each Assignor or affecting each Assignor's properties, or any impediment or disability which would conflict with or in any way prevent the execution, delivery or performance by each Assignor or the enforcement against each Assignor of this Agreement.

     (c)  No Consents

          All authorizations, approvals, consents, permissions of or other action by, or notice or filings with, any governmental authorities (including exchange controls) or any other Persons, creditors, supervisory directors and shareholders of each Assignor which are required to be obtained, taken or made in connection with (i) the fiduciary assignment by each Assignor of the Pledged Collateral pursuant to this Agreement, (ii) the execution and delivery by each Assignor of this Agreement and the performance by each Assignor of its obligations hereunder or (iii) the exercise by Assignee of the remedies in respect of the Pledged Collateral pursuant to this Agreement, in each case, have been duly obtained, taken or made and are in full force and effect.

     (d)  No Security Rights

          Each Assignor is as of the date hereof, and, as to the Pledged Collateral acquired by it from time to time after the date hereof, each Assignor will be, the owner of the Pledged Collateral having full and unencumbered title thereto free from any and all Liens, except Liens permitted by section 5(e) of this Agreement. This Agreement creates a valid fiduciary assignment of the Pledged Collateral superior and prior to the rights of all other Persons therein, subject to (i) in the case of Pledged Collateral (other than Accounts and Lender Intangibles), no

          Liens other than the Liens described in Schedule 4 hereto as "Prior Liens" and (ii) in the case of Accounts and Lender Intangibles, no Liens other than the Liens granted to Lender to secure the Lender Debt.

     (e)  Transfers and Other Security Rights

          Except as specifically permitted under the provisions of the Indenture, each Assignor shall not sell, pledge, convey, assign, lease or transfer any Pledged Collateral to any Person and shall not allow any Person to have an interest in any Pledged Collateral.


          No Assignor will create or assume or permit to exist any Lien on or against any of the Pledged Collateral except for (i) Prior Liens, (ii) Liens granted to Assignee pursuant to this Agreement (iii) Liens granted to Lender with respect to Accounts and Lender Intangibles and
          (iv) Liens of the type described in clauses (i) and (ii) of the definition of Permitted Liens in the Indenture; provided, that each of the Liens permitted by this clause (iv) of this Section 5(e) shall in all respects be subject and subordinate in priority to the fiduciary assignment granted pursuant to this Agreement except to the extent that the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien of this Agreement. Each Assignor will defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Assignee.

     (f)  Principal Place of Business; Change of Name

          Each Assignor's principal place of business is located at the addresses specified in Schedule 5. All of the documents, books and records evidencing or relating to any item or type of Pledged Collateral are located at the address set forth in the immediately preceding sentence. No Assignor shall establish a new location for its principal place of business nor shall it change its name until (i) it shall have given the Assignee not less than forty-five (45) days prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Assignee may request, and (ii) with respect to such new location or name, such Assignor shall have taken all actions necessary or required by any and all existing or future laws or as the Assignee may from time to time reasonably request to maintain the perfection and priority of the secured interest of the Assignee in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location.

     (g)  Pledged Collateral

          All information set forth herein, including, without limitation, the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Assignee in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all respects.

Section 6. Remedies upon Event of Default

6.1 If an Event of Default shall have occurred and be continuing, each Assignor hereby designates the Assignee to represent such Assignor's interest in the

     Pledged Collateral in all respects and each Assignor herewith authorizes and, to the extent necessary, grants full power of attorney to the Assignee, in accordance with the terms and at the times specified in the Indenture and/or the applicable Intercreditor Agreements, to perform on its behalf any and all acts necessary to protect its interest and to realize its rights as a Assignee, it being understood that this appointment is coupled with an interest and is irrevocable.

6.2 If an Event of Default shall have occurred and be continuing, then and in every such case, Assignee may, but shall not be obligated to, in addition to any other action permitted by law (and not limited in any manner to the remedies contained in the Notes, the Indenture or any other Secured Instrument) take one or more of the following actions, in accordance with the terms of, and at the times, if any, specified in the Indenture and/or the applicable Intercreditor Agreements:

     (i) the Assignee shall be authorized to notify (betekenen) the debtors or any other third-party concerned (the "Debtors") of the fiduciary assignment of the Pledged Collateral;

     (ii) upon notification of the Debtors of the fiduciary assignment of the Pledged Collateral pursuant to section 6.2 (i), the Assignee shall have the sole right, to the exclusion of each Assignor, to (i) demand payment or other performance from the notified Debtor of the amounts due under the Pledged Collateral which have become due and payable and (ii) receive payment of such payments under the Pledged Collateral; and

     (iii) following notification of the Debtors, the Assignee may without any further notice exercise all remedies available to the fullest extent permitted under Netherlands Antilles law.

6.3 Each Assignor herewith agrees with the Assignee that the Assignee shall at all times have access to and the right to receive copies of all documents and records relating to the Pledged Collateral, including, but not limited to:

     (i)   books, records, ledger cards and invoices;

     (ii) evidences of the filing of security agreements, lien instruments and other statements, if any, and the registration of other instruments in connection with any of the foregoing and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers; and

     (iii) credit information, reports and memoranda.

6.4  Disposition of the Pledged Collateral

     Upon the occurrence of an Event of Default, Assignee may, (in accordance with the terms of and at the times specified in the Indenture and/or the applicable Intercreditor Agreements) to the extent permitted under applicable law, in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Assignee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Assignee may deem commercially reasonable. Assignee may bid for and be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to deliver any outstanding Note or any other note evidencing the Additional Secured Indebtedness (each, an "Additional Note") or claims for interest thereon in lieu of cash, which Note, Additional Note or claims for interest thereon shall be applied to the payment of such purchase price. In the event that the amount payable in respect of the purchase price of the Pledged Collateral purchased at any such sale shall be less than the amount due on such Note or such Additional Note, such Note or such Additional Note shall be returned to the Assignee after being appropriately stamped to show partial payment. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of each Assignor, and each Assignor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal hereafter enacted. Assignee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Assignee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Assignor hereby waives, to the fullest extent permitted by law, any claims against Assignee arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Assignee accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Each Assignor agrees that, to the extent notice of sale shall be required by law, five (5) days' notice from Assignee of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Assignor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

6.5  Waiver of Claims


     Except as otherwise provided herein, each Assignor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Assignee's taking possession or Assignee's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which each Assignor would otherwise have under applicable law, and each Assignor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession;
     (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Assignee's rights hereunder and

     (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity or in accordance with the principles of reasonableness and fairness, of each Assignor therein and thereto, and shall be a perpetual bar both at law and in equity as well as according to the principles of reasonableness and fairness against each Assignor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under each Assignor.

6.6  Certain Sales of Pledged Collateral

     Each Assignor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any governmental authority, Assignee may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such governmental authority. Each Assignor acknowledges that any such sales may be at prices and on terms less favorable to Assignee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner.

Section 7. Application of Proceeds

The proceeds received by Assignee in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Assignee of its remedies as a secured creditor as provided in
Section 6 hereof shall be applied, together with any other sums then held by Assignee pursuant to this Agreement, promptly by Assignee in the manner set forth in the Indenture and/or the applicable Intercreditor Agreements.

Section 8. Provisions Concerning All Pledged Collateral


8.1 Insurance. Each Assignor shall at all times keep the Pledged Collateral insured in favor of Assignee, at each Assignor's own expense, against fire, theft and all other risks to which the Pledged Collateral may be subject, in such amounts and with such deductibles as from time to time would be maintained by a prudent operator of businesses similar to the business of each Assignor. Each policy or certificate with respect to such insurance shall be endorsed, to the extent appropriate, in the manner contemplated by
     Section 1.7.2 of the Mortgage encumbering the Real Property located in the Netherlands Antilles and shall name Assignee as an additional named insured or loss payee as its interest may appear, as appropriate and such policy or certificate shall be delivered to Assignee. Each such policy shall state that it cannot be cancelled without thirty (30) days prior written notice to Assignee. At least thirty (30) days prior to the expiration of any such policy of insurance, each Assignor shall deliver to Assignee an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If any Assignor shall fail to insure such Pledged Collateral in the manner contemplated by the Section or if such Assignor shall fail to so endorse and deposit, or to extend or renew, all such insurance policies or certificates- with respect thereto, Assignee shall have the right (but shall be under no obligation), to advance funds to procure or renew or extend such insurance and such Assignor agrees to reimburse Assignee, immediately upon demand therefor, for any and all costs and expenses thereof, with interest on all such funds from the date advanced to the date of repayment thereof at the rate per annum (the "Default Rate") equal to two percent in excess of the rate then payable under the Notes. Subject to the provisions of the applicable Intercreditor Agreements, in case of any loss or damage to any of the Pledged Collateral, all proceeds of insurance maintained by each Assignor shall be paid to Assignee as Trust Moneys pursuant to Article Twelve of the Indenture and shall be subject to retention and disbursement by Assignee in accordance with the terms of the Indenture.

8.2 Further Actions Each Assignor shall, at its sole cost and expense, make, execute, endorse, acknowledge, file and/or deliver to Assignee from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices and schedules relating to the Pledged Collateral.

8.3 Notation on Books and Records. Each Assignor shall place on its books and records with respect to the Pledged Collateral a notation stating that Assignee has a security interest therein.

Section 9. Reasonable Care

Assignee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Assignee, in its individual capacity, accords its own property, it being understood that Assignee shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

Section 10. Expenses

Each Assignor will immediately upon demand pay to Assignee the amount of any and all expenses, including the reasonable fees and expenses of its counsel (including, without limitation, any local or foreign counsel) and the allocated costs of Assignee's internal counsel and the fees and expenses of any experts and agents which Assignee may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement,
(iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Assignee or (v) the failure by any Assignor to perform or observe any of the provisions hereof. All amounts payable by Each Assignor under this Section 10 shall be due immediately upon demand, shall bear interest from the date advanced to the date of repayment thereof at the Default Rate, and shall be part of the Secured Obligations. Each Assignor's obligations under this Section 10 shall survive the termination of this Agreement and the discharge of each Assignor's other obligations hereunder.

Section 11. No Waiver; Cumulative Remedies

11.1 No failure on the part of Assignee to exercise, no course of dealing with respect to, and no delay on the part of Assignee in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

11.2 In the event Assignee shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, collection, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Assignee, then and in every such case, each Assignor and Assignee shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Assignee shall continue as if no such proceeding had been instituted.

Section 12. Trustee

Assignee has been appointed as trustee pursuant to the Indenture and the Additional Lender Intercreditor Agreement, if any. The actions of Assignee hereunder are subject to the provisions of the Indenture and/or the applicable Intercreditor Agreements. Assignee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without

                                                                              34
limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement, the Indenture and/or the applicable Intercreditor Agreements. Assignee may resign from its position as Assignee and a successor Assignee may be appointed in the manner provided in the Indenture and/or the Additional Lender Intercreditor Agreement, if any. Upon the acceptance of any appointment as Assignee by a successor Assignee, that successor Assignee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Assignee under this Agreement, and the retiring Assignee shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Assignee's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Assignee.

Section 13. Assignee May Perform

If any Assignor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of any Assignor contained herein shall be breached, Assignee may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Assignee shall be paid by such Assignor immediately after demand therefor, with interest at the Default Rate during the period from and including the date on which such funds were so expended to the date of repayment. Each Assignor's obligations under this Section 13 shall survive the termination of this Agreement and the discharge of each Assignor's other obligations under this Agreement.

                                                                              35
Section 14. Notices

Unless otherwise provided herein any notice or other communication herein required or permitted to be given shall be given in the manner and at the address set forth in the Indenture, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14. All such notices and other communications shall be deemed to have been given when delivered in person, or received by telecopy or telex; or one (1) Business Day after delivery to the office of such overnight courier service; or five (5) Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided, however, that notice to Assignee shall not be effective until received by Assignee.

Section 15. Continuing Security Interest; Assignment

This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon each Assignor, its successors and assigns, and (ii) inure, together with the rights and remedies of Assignee hereunder, to the benefit of Assignee, its successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of each Assignor) shall have any interest herein or any right or benefit with respect hereto.

Section 16. Headings

The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 17. Severability of Provisions

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 18. Limitation on Interest Payable

It is the intention of the parties to conform strictly to the usury laws, whether state or federal, that are applicable to the transaction of which this Agreement is a part. All agreements between each Assignor and Assignee, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by each Assignor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture, exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances any Assignor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the

Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to each Assignor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit or advancement of funds by Marine Midland Bank, as trustee, shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Agreement until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

Section 19. Indemnification


Each and every obligation of the Issuers to indemnify and hold harmless the Trustee in the Indenture contained in Section 7.07 thereof is incorporated herein mutatis mutandis as an obligation of each Assignor hereunder to indemnify Assignee and Marine Midland Bank in its individual capacity and the officers, directors, employees, agents and affiliates thereof.

Section 20. Governing Law; Consent to Jurisdiction

This Agreement shall be governed by the laws of the Netherlands Antilles except to the extent that the creation, validity or perfection of the security interest intended to be granted hereunder is governed by the laws of a jurisdiction other than the Netherlands Antilles. The competent courts of the Netherlands Antilles in Curacao shall have non-exclusive jurisdiction.

Section 21. Execution in Counterparts

This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on _________, 1996.



STATIA TERMINALS INTERNATIONAL          SEVEN SEAS STEAMSHIP COMPANY
N.V., as Assignor                       (ST. EUSTATIUS) N.V., as Assignor,

By:       /s/David B. Pittaway          By:       /s/James G. Cameron
     ------------------------------          ------------------------------
Name:     David B. Pittaway             Name:     James G. Cameron
Title:    Attorney-in-Fact              Title:    Managing Director



STATIA TERMINALS CORPORATION            STATIA TUGS N.V., as
N.V., as Assignor                       Assignor

By:       /s/David B. Pittaway          By:       /s/James G. Cameron
     ------------------------------          ------------------------------
Name:     David B. Pittaway             Name:     James G. Cameron
Title:    Attorney-in-Fact              Title:    Managing Director



STATIA TERMINALS N.V.                   MARINE MIDLAND BANK,
as Assignor                             as Assignee

By:       /s/James G. Cameron           By:       /s/Eileen M. Hughes
     ------------------------------          ------------------------------
Name:     James G. Cameron              Name:     Eileen M. Hughes
Title:    Managing Director             Title:    Assistant Vice President


SABA TRUSTCOMPANY N.V.
as Assignor,

By:       /s/James G. Cameron
     ------------------------------
Name:     James G. Cameron
Title:    Managing Director



BICEN DEVELOPMENT CORPORATION
N.V., as Assignor

By:       /s/James G. Cameron
     ------------------------------
Name:     James G. Cameron
Title:    Managing Director



STATIA LABORATORY SERVICES
N.V., as Assignor

By:       /s/James G. Cameron
     ------------------------------
Name:     James G. Cameron
Title:    Managing Director

                                   Schedule 1
                                     to the
                              Fiduciary Assignment
                                       of
                           Intangible Assets Agreement


                               List of Collateral

       Name                       Description                Description
       [Debtor]                   Agreement/Rights           Payment Terms
       --------                   ----------------           -------------





The Undersigned hereby confirms that this list constitutes a List of Collateral within the meaning of Section 3.2 and 3.3 of the Fiduciary Assignment of Intangible Assets Agreement between [Assignor] and Assignee, and confirms receipt thereof on ________________, 199 [ ].


                                            ---------------------------------
                                                        Assignee

                                   Schedule 2
                                     to the
                              Fiduciary Assignment
                                       of
                           Intangible Assets Agreement


This Amendment dated [date], is delivered pursuant to Section 3 of the Agreement referred to below. The undersigned hereby agrees hat this Amendment may be attached to the Fiduciary Assignment of Intangible Assets Agreement dated November 27, 1996 by and between [Assignor), a company incorporated under the laws of the Netherlands Antilles, as Assignor, and Marine Midland Bank, as Assignee, (the "Agreement"; capitalized terms defined therein being used herein as therein defined) and that the items or types of property listed on this Amendment shall be deemed to be part of the Pledged Collateral and shall secure the Secured Obligations as provided in the Agreement.


                                             [Assignor]


                                        By:
                                        Title:



Description of
Pledged Collateral

                                   Schedule 3
                                     to the
                              Fiduciary Assignment
                                       of
                           Intangible Assets Agreement


                                   Copyrights
                                   ----------

                                      None



                                    Licenses
                                    --------

                                      None


                                     Patents
                                     -------

                                      None



                                   Trademarks
                                   ----------

                                      None

                                   Schedule 4
                                     to the
                               Fiduciary Agreement
                                       of
                           Intangible Assets Agreement


                                   Prior Liens
                                   -----------

                                      None.

                                                                              45
                                   Schedule 5
                                     to the
                               Fiduciary Agreement
                                       of
                           Intangible Assets Agreement


                     Principal Place of Business of Assignor